                              SUBLEASE


     SUBLEASE (this "Sublease") made as of January 31, 1996, between GROW GROUP, INC. ("Sublessor"), a New York corporation, having an office at 925 Euclid Avenue, Suite 900, Cleveland,
Ohio 44115-1487, and AMERICAN BANKNOTE CORPORATION ("Sublessee"), a Delaware corporation, having an office at 51 West 52nd Street, 14th Floor, New York, New York 10019.


                       W I T N E S S E T H :


     WHEREAS, Sublessor is the current tenant under a lease, dated April 17, 1978, from Pan American World Airways, Inc., predecessor-in-interest to Metropolitan Life Insurance Company (the "Landlord"), to Grow Chemical Corp., predecessor-in-interest to Sublessor, as amended (which lease, as amended by that certain Modification of Lease dated February 1, 1994, is referred to in this Sublease as the "Underlying Lease"), which Underlying Lease demises to Sublessor a portion of the 49th floor (the "Underlying Premises") in the building known as 200 Park Avenue, New York, New York (the "Building"), for a term ending on July 31, 1998;

     WHEREAS, Sublessee wishes to sublease from Sublessor a portion of the 49th floor (shown on the floor plan attached to this Sublease as Exhibit A and referred to as the "Demised Premises");
and

     WHEREAS, Sublessor is willing to sublease the Demised Premises to Sublessee on the terms and conditions set forth in this Sublease.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual obligations hereinafter set forth, and for other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

      1. Term. Sublessor hereby subleases the Demised Premises to Sublessee, and Sublessee hereby sublets the Demised Premises from Sublessor, for a term (the "Term"), commencing on the date (the "Sublease Commencement Date") upon which the consent of the Land-lord to this Sublease is obtained, and ending on July 30, 1998 (the "Sublease Expiration Date").

      2. Demised Premises Sublet "As Is". Sublessee has inspected the Demised Premises and is fully familiar and satisfied with the condition thereof. Sublessee shall take the Demised Premises "as is" and acknowledges that Sublessor has made no representation or warranty concerning the condition of the Demised Premises.

      3. Condition Precedent to Effectiveness of this Sublease. This Sublease shall not be effective unless and until the Landlord shall have delivered to Sublessor Landlord's written consent to this Sublease, in accordance with the provisions of the Underlying Lease, it being the intention of the parties hereto that this Sublease shall be expressly conditioned upon such consent of the Landlord first being obtained.

     Sublessee shall have the right to terminate this Sublease if Landlord's written consent is not obtained on or before February 20, 1996. Sublessee shall exercise its right to terminate by giving Sublessor written notice of its election to do so by February 23, 1996. If Sublessee does not notify Sublessor of such election to terminate by the close of business on February 23, 1996, than Sublessee shall be deemed to have waived its right to terminate.

      4. Use of Demised Premises. Sublessee covenants that it shall use the Demised Premises for the purposes permitted under the Underlying Lease and for no other purpose.

      5. Fixed Rent; Escalation Rent. (a) The amount of fixed rent (the "Sublease Fixed Rent") Sublessee shall pay Sublessor for the Demised Premises commencing on the Sublease Commencement Date shall be $339,093 per annum.

     Provided Sublessee is not in default under this Sublease, $25,641 of the Sublease Fixed Rent payable for the thirty days immediately following the Sublease Commencement Date shall be abated by Sublessor. Such abatement shall not apply to any additional rent payable hereunder or to amounts payable for electricity as provided in Article 6 of this Sublease.

     All installments of the Sublease Fixed Rent (and any addi-tional rent payable by Sublessee to Sublessor hereunder) shall be paid by check, drawn on a member bank of the New York Clearinghouse Association, to the order of Sublessor and shall be delivered or mailed to Sublessor at its address first above set forth, or at such other address as Sublessor may from time to time in writing designate. If the date on which Sublessee's obligation to pay the Sublease Fixed Rent or additional rent shall commence on a date other than the first day of a calendar month or shall end on a date other than the last day of a calendar month, then the Sublease Fixed Rent and additional rent payable by Sublessee shall be apportioned based upon the portion of such calendar month included within the Term. On the date of this Sublease, Sublessee has paid Sublessor the first monthly installment of the Sublease Fixed Rent payable under this Sublease after the period referred to in the immediately preceding paragraph, the receipt of which is hereby acknowledged.

          (b) Sublessee shall pay its proportionate share of all escalation rent payable by Sublessor pursuant to the Underlying Lease, except that the "Base Tax Year" as defined in the Underlying Lease shall be the tax year 1996/1997 and the "Base Operating Period" as defined in the Underlying Lease shall be the calendar year 1996.

      6. Electricity. Sublessee covenants to purchase electric current for the Demised Premises in accordance with the Underlying Lease and by whatever method electric current may be furnished to Sublessor thereunder. The amount payable for electricity (the "Electric Inclusion Amount") is included in the Sublease Fixed Rent and is equal to $31,397.50. The Electric Inclusion Amount is subject to increase as provided in the Underlying Lease.

     Sublessor shall not be liable in any way to Sublessee for any interruption or failure of or defect in the supply or character of electric energy furnished to the Demised Premises or for any loss, damage or expense Sublessee may sustain if either the quantity or character of electric service is changed or is no longer suitable for Sublessee's requirements, whether by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason.

      7. Sublease Subordinate to the Underlying Lease; Sublessee's Covenant Respecting the Underlying Lease. A true and complete copy of the Underlying Lease is annexed hereto as Exhibit B, and Sublessee acknowledges that it has read the Underlying Lease and is fully familiar with the terms and conditions thereof. This Sublease is subject and subordinate to the Underlying Lease (and to all matters to which the Underlying Lease is subject and subordinate), and Sublessee covenants that it shall so conduct itself and its operations in and about the Demised Premises as not to cause Sublessor to be in default under the Underlying Lease. Sublessor represents and warrants to Sublessee that it has not received any written notice of default relating to the Underlying Lease.

      8. Incorporation by Reference, with Certain Exceptions, of the Terms and Conditions of the Underlying Lease. The terms, covenants, provisions and conditions of the Underlying Lease are hereby incorporated in this Sublease, and to the extent applicable to the Demised Premises and not inconsistent with any express provisions of this Sublease, shall be binding upon, and inure to the benefit of, both parties in this Sublease, those applying to the Landlord in the Underlying Lease, applying, in this Sublease, to Sublessor, and those applying to Sublessor, as tenant under the Underlying Lease, applying, in this Sublease, to Sublessee, with the following exceptions, modifications and supplements:

          (a) For the purposes of this Sublease, the following provisions of the Underlying Lease shall not be deemed incorporated in or made a part hereof: Articles 28, 34, 39, 40, 41, 47, 50 and 51; Sections 36.07, 36.08, 46.02 and 48.03; the second paragraph of
Section 49.02 (which adds a Section 28.08) and the amounts stated in Sections 38.01 and 48.02; and Schedules D and E.

          (b) The benefit of all repairs, restorations, materials and services to be provided to the Demised Premises by the Landlord under the Underlying Lease shall accrue to Sublessee; but, notwithstanding anything to the contrary in this Sublease or in the Underlying Lease, Sublessor shall under no circumstances be obligated to make any repairs or restorations or to supply any materials or services to the Demised Premises; and Sublessor shall under no circumstances be liable to Sublessee for the failure of the Landlord or others so to do unless such failure results from default by Sublessor under the Underlying Lease.  Upon

 Sublessee's written request, Sublessor shall present to the Landlord, in the name of Sublessor, any demand requested by Sublessee for any such repairs, restorations, materials or services required to be furnished to the Demised Premises by the Landlord. Sublessee shall have the right to exercise, in Sublessor's name, but at Sublessee's sole cost and expense, all of the rights available to Sublessor to enforce performance of the obligations of the Landlord to make any such repairs and restorations and to supply any such materials and services to the Demised Premises. No failure by the Landlord to make any such repairs or restorations or to supply any such materials and services to the Demised Premises, and no cessation, interruption or suspension of any service provided by the Landlord, shall entitle Sublessee to any diminution or abatement of fixed or additional rent or other compensation under this Sublease, nor shall this Sublease be affected by reason of any such failure, cessation, interruption or suspension, unless the same results from a default by Sublessor under the Underlying Lease.

          (c) The concept of "Landlord's Work" set forth in the Underlying Lease (and all references in the Underlying Lease and Exhibit E thereto to Landlord's Work) shall have no application to this Sublease, it being agreed that except as otherwise provided in
Article 2 of this Sublease, neither Sublessor nor the Landlord shall have any obligation to alter, improve, decorate or otherwise prepare the Demised Premises for Sublessee's occupancy.

          (d) The fixed rent amounts set forth in the Underlying Lease shall have no application to this Sublease, it being agreed that Sublessee shall pay fixed rent under this Sublease equal to the Sublease Fixed Rent in accordance with Article 5 of this Sublease.

          (e) Notwithstanding any provisions contained in the Underlying Lease to the contrary, Sublessee shall not, without the prior written consents of both the Landlord and Sublessor in each instance, by operation of law or otherwise, assign, mortgage or encumber this Sublease, nor the estate and/or Term hereby granted, nor sublet or permit the Demised Premises or any part thereof to be used by others. In the event that Sublessee subleases or assigns the Demised Premises in accordance with this Section 8(e), all amounts paid by such subtenant or assignee in connection with such sublease or assignment in excess of the amount due to Sublessor pursuant to this Sublease, shall accrue to the benefit of Sublessor.

          (f) In the event of the termination or cancellation of the Underlying Lease for any reason whatsoever, or of the surrender of the Underlying Lease, whether voluntary, involuntary or by operation of law, prior to the Sublease Expiration Date, Sublessee, at the option of the Landlord, which may be exercised at any time during Sublessee's occupancy of the Demised Premises, shall make full and complete attornment to the Landlord for the balance of the Term of this Sublease, on the same terms as are contained in this Sublease. Such attornment shall be evidenced by an agreement in form and substance satisfactory to the Landlord, which Sublessee shall execute and deliver within ten (10) days after the request of the Landlord, its successors or assigns.

          (g) Any covenants, representations and other under-takings of the Landlord under the Underlying Lease shall not be deemed to be made by, or otherwise constitute obligations of, Sublessor under this Sublease.

      9. Indemnity. Sublessee shall indemnify and hold harmless Sublessor from and against any and all liabilities, losses, damages, suits, penalties, claims, demands and judgments of every kind and nature, including, without limitation, attorneys' fees and disbursements and attorneys' fees and disbursements incurred in establishing liability and in collecting amounts payable hereunder (collectively "Liabilities"), arising from the use or occupancy of the Demised Premises or of any business conducted therein, or from any work or thing whatsoever done or any condition created by or any other act or omission of Sublessee, its assignees or subtenants, or its or their respective employees, agents, contractors, visitors or licensees, in or about the Demised

Premises or any other part of the Building (including, without limitation, any Liabilities which Sublessor or the Landlord may incur by reason of any injuries to persons occurring in, on or about the Demised Premises), unless such Liabilities result from or in connection with any default by Sublessor under the terms hereof or of the Underlying Lease or the negligence or willful misconduct of Sublessor or the Landlord (as the case may be).

     10. Notices. All notices to Sublessee shall be sent to Sublessee's address first above set forth, Attention: General Counsel, or to such other place(s) or to the attention of such other individual(s) as Sublessee may hereafter by written notice to Sublessor designate. All notices to Sublessor shall be sent to Sublessor at c/o ICI-Paints, 925 Euclid Avenue, Suite 900, Cleveland, Ohio 44115-1487, Attention: Legal Affairs Department, or to such other place(s) or to the attention of such other indi-vidual(s) as Sublessor may hereafter by written notice to Sublessee designate. Notices from either party to the other shall be in writing and shall be deemed to have been properly given, rendered or made if mailed, postage prepaid, by registered or certified mail, return receipt requested, and shall be deemed given on the second business day after mailing.

     11. Repairs, Alterations, Improvements and Other Work. Sublessee shall at no time make any alterations or improvements to the Demised Premises or install any signs in the lobby or in any of the common areas of the Building (i) without the prior written consents of both the Landlord and Sublessor, and (ii) unless Sublessee complies with the requirements of the Underlying Lease. If Sublessee elects to make improvements or alterations, Sublessor covenants not to unreasonably withhold or delay its consent to the same, provided that Sublessee has obtained from the Landlord any consent which, under the terms of the Underlying Lease or this Sublease, is required of the Landlord as a condition precedent to the making of such alterations or improvements. If any such improvements are consented to as aforesaid, the same shall be performed by Sublessee at its sole cost and expense in accordance with the terms and provisions of the Underlying Lease. If the Landlord shall require Sublessor to remove, after the expiration of the term of the Underlying Lease, any walls, entrances or other leasehold improvements made to the Demised Premises by Sublessee, Sublessor shall so notify Sublessee and Sublessee, prior to the expiration of the Term of this Sublease, shall remove the same and restore the Demised Premises and the Building to their condition existing immediately prior to the installation of such walls, entrances or other leasehold improvements by Sublessee.

     12. Sublessee's Rights. Sublessee shall not have any rights in respect of the Demised Premises which are greater than the rights of Sublessor under the Underlying Lease.

     13. Time Periods. The time limits provided in the Underlying Lease for the giving of notices, the making of demands, the performance of any act, condition or covenant, or the exercise of any right, remedy or option are changed for the purposes of this Sublease by shortening the same by six (6) days in each instance, unless such time limit is ten (10) days or less, in which event it shall be shortened by two (2) days (but in no event less than twenty-four (24) hours), so that notices may be given, demands made, any act, condition or covenant performed, or any right, remedy or option hereunder exercised within the time limit relating thereto contained in the Underlying Lease.

     14. Broker. Sublessee represents that the only brokers with which it has dealt in connection with this Sublease are The Galbreath Company, L.P. and Edward S. Gordon Company, Inc. (collec-tively, the "Broker"). Sublessor shall pay the Broker pursuant to separate written agreements. Sublessee shall indemnify and hold harmless Sublessor from and against all loss, cost, damage and expense (including, but not limited to, reasonable legal fees and disbursements and any legal fees and disbursements incurred either
in) incurred by Sublessor by reason of a breach of the foregoing representation. The provisions of this Article 15 shall survive the expiration or earlier termination of this Sublease.

     15. Successors and Assigns. Subject to the restrictions on assignment and subletting in this Sublease and in the Underlying Lease, this Sublease and the covenants and agreements herein con-tained and incorporated herein by reference shall bind and inure to the benefit of the respective successors and assigns of the parties.

     16. Entire Agreement; Amendments; Waiver. This Sublease and Exhibits A and B hereto set forth the entire agreement of the parties, and shall not be modified or amended except by a writing signed by the party against whom enforcement is sought. Neither the waiver of any breach by either party of any provisions of this Sublease, nor any indulgence by either party in respect of any payment due it hereunder shall be construed as a waiver of any subsequent breach or imply any future indulgence.

     17. Costs and Expenses. Sublessee shall reimburse Sublessor, on demand, for all costs and expenses (including reasonable attorneys' fees and disbursements and court costs) incurred by Sublessor in connection with enforcing Sublessee's obligations under this Sublease. All such amounts shall be deemed to be additional rent, and shall be collectible whether incurred before or after the expiration or termination of this Sublease.

     18. Governing Law. The laws of the State of New York appli-cable to contracts made and to be performed wholly within the State of New York shall govern and control the validity, interpretation, performance and enforcement of this Sublease.

     19. Corporate Sublessee. Each person executing this Sublease on behalf of Sublessee hereby covenants, represents and warrants that Sublessee is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Sublessor upon request); and that each person executing this Sublease on behalf of Sublessee is an officer of Sublessee and that he or she is duly authorized to execute, acknowledge and deliver this Sublease to Sublessor (a copy of a resolution to that effect to be supplied to Sublessor upon request).

     20. Asbestos. Sublessee acknowledges its awareness that the Demised Premises contain asbestos-containing materials and that Sublessor has no obligation with respect to the same.

     21. Personal Property. Sublessee shall be permitted to use certain furniture (the "Personal Property") located in the Demised Premises at no additional charge. The Personal Property is identified in the inventory attached hereto as Exhibit C and, to the best of Sublessor's knowledge, is in working order. Sublessor may, in its sole discretion, require Sublessee either to remove the Personal Property or leave it in the Demised Premises upon the termination or expiration of this Sublease.

     22. Security Deposit. Sublessee shall have deposited with Sublessor, simultaneous with the delivery of this Sublease, the amount of $56,516 (the "Security Deposit") in cash, as security for the faithful performance and observance by Sublessee of the terms, provisions and conditions of this Sublease. Sublessor shall pay Sublessee interest on the amount of the Security Deposit at a rate of 3.5% per annum. Such interest shall be credited to the Security Deposit and paid to Sublessor at the end of the term as provided below in this Article 22.

     Sublessee agrees that in the event of the occurrence of any default, Sublessor may use, apply or retain the whole or any part of any cash Security Deposit and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Sublease Fixed Rent, or any other sum as to which Sublessee is in default, or for any sum that Sub-lessor may expend or may be required to expend by reason of the default (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Sublessor).
If Sublessor applies or retains any portion or all of any cash Security Deposit, Sublessee shall forthwith restore the amount so applied or retained so that, at all times, the amount of the Security Deposit shall be the amount set forth in this Article 23. Provided there is no uncured default, any balance of the cash Security Deposit held by Sublessor and not used, applied or retained by Sublessor as above provided, shall be returned to Sublessee after the Sublease Expiration Date and after delivery of possession of the entire Demised Premises to Sublessor in accordance with the terms of this Sublease.

     23. Captions. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Sublease nor the intent of any provision hereof.

     IN WITNESS WHEREOF, the parties have duly executed this Sublease the day and year first above written.


                                 SUBLESSOR

                                 GROW GROUP, INC.




               By:  s/ W. J. Thornton
               Name: W. J. Thornton
               Title: Vice President Controller


                                 SUBLESSEE

                                 AMERICAN BANKNOTE CORPORATION




               By: s/ Harvey J. Kesner
               Name: Harvey J. Kesner
               Title: Sr. Vice President